PROMISSORY NOTE
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$2,669,999.91, plus applicable interest for loans completed in 2004.    01-15-05

FILCO GMBH, a German corporation, whose address is FilCO GmbH, Rheinstrasse 19-23 in 45478 Muelheim an der Ruhr Germany ("FiLCO"), acknowledges receiving funds during 2004 in the aggregate of $2,669,999.91, and hereby promises to pay back AIRTRAX, INC., a New Jersey corporation ("Airtrax"), the principal sum of Two million Six-hundred and Sixty-nine Thousand Nine Hundred and Ninety-Nine Dollars and ninety-one cents, ($2,669,999.91), together with interest on the unpaid principal amount hereof at the rate of 8% compounded monthly. Airtrax and FiLCO agree that this Promissory Note in the amount of $2,669,999,91 will replace all notes accepted by FiLCO in relation to the payments received during 2004 and secured by separate promissory notes.

The interest rate of 8% shall be continued for the year of 2005 and shall be the same interest rate charged for any additional loans made to Filco GmbH by Airtrax Inc. during the calendar year 2005. Funds from Airtrax to FiLCO are evidenced by wire transfers or checks to FiLCO as follows: Bank account for Filco GmbH, Account no. 1121201 with Commerzbank AG, Essen Branch,, SWIFT CODE:
COBADEFF, IBAN: DE51 3604 0039 0112 1201 00, or such evidence. Payment of principal and interest will be due and payable on December 31, 2005. All payments of the principal of, and interest on, this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and, at the option of Airtrax, such payments may be made by check mailed to Airtrax at Airtrax's address appearing on the signature page hereof (or such other address designated in writing by Airtrax to FiLCO) or by wire transfer to an account designated by Airtrax in writing to FiLCO.

     FiLCO hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, or endorsement of this Note, except as set forth herein, and hereby consents to any and all extensions of time, renewals, releases of liens, waivers, or modifications that may be made or granted by the holder, with respect hereto. No delay by the holder hereof in exercising any power or right shall operate as a waiver of any power or right; nor shall any single or partial exercise of any power or right preclude other or further exercise thereof, or the exercise of any other power or right hereunder or otherwise; and no waiver whatever or modification of the terms hereof shall be valid unless in writing signed by the holder of this promissory note and then only to the extent therein set forth.

     This Note shall be governed by, and construed in accordance with the laws of the State of New Jersey, USA without regard to principles of conflicts of law. Guarantor hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Cumberland, New Jersey, USA.

     FiLCO agrees to pay all of Airtrax's costs and expenses, including reasonable attorney fees and court costs, incurred in connection with collecting, enforcing, or defending this promissory note, irrespective as to whether suit is brought.

     No amendment, supplement, modification or waiver or termination of this promissory note shall be binding unless executed in writing by the party to be bound thereby.


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
     IN WITNESS WHEREOF, the undersigned has caused this Note to be signed as of the date first above written.

FILCO GMBH


/s/ Stephan Schmidt
-------------------
Stephan Schmidt
01-15-05

NAME AND ADDRESS OF AIRTRAX:

Airtrax, Inc.
870B Central Avenue
Hammonton, New Jersey 08037


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